                                                                       Exhibit 1
                        1,850,000 Shares of Common Stock

                                       and

                    1,850,000 Common Stock Purchase Warrants

                                 TELLURIAN, INC.

                          AGREEMENT AMONG UNDERWRITERS

                                               Dated: October   , 1996


J.W. Barclay & Co., Inc.
   as Representative of the Several Underwriters
1 Battery Park Plaza
New York, New York  10004

Dear Sirs:

     We confirm our agreement with you as follows for the purchase by you and the other several Underwriters hereinafter referred to, including ourselves, of 1,850,000 shares of Common Stock and 1,850,000 Common Stock Purchase Warrants plus the option to purchase up to an aggregate of 210,000 additional shares of Common Stock and 277,500 additional Common Stock Purchase Warrants (hereinafter together referred to as the "Securities"), of Tellurian, Inc., a Delaware corporation, (the "Company"). The Securities are to be purchased from the Company and Selling Stockholders pursuant to an underwriting agreement, the form of which is annexed hereto (the "Underwriting Agreement"), the number of Securities to be purchased by us severally being indicated on Schedule A to the Underwriting Agreement. The Securities are to be offered to the public, and such offering will be made under a registration statement and prospectus relating thereto filed by the Company with the Securities and Exchange Commission, under the Securities Act of 1933, as amended (the "Act") copies of which, together with amendments thereto, we have received. The registration statement in the form in which it becomes effective and the prospectus, as then amended, are hereinafter respectively referred to as the "Registration Statement" and the "Prospectus".

     1. Authority of Managing Underwriter. We hereby authorize you, on our behalf, and as our agent and representative (in that capacity sometimes herein called the "Managing Underwriter" or "Representative"), to execute and deliver the Underwriting Agreement substantially in the form attached hereto, to act in our behalf in carrying it out and to take such action and make such determinations as you may deem advisable under and with respect thereto, including agreement to any non-material modification thereto (but not modifications as to price and number of Securities to be purchased by us).

     2. Payment and Delivery. The purchase price of the Securities to be purchased by us shall be $4.50 per share of Common Stock and $0.225 per



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Common Stock Purchase Warrant, and on the Closing Date we will pay you the amount so due plus an additional amount equal to $_____ per share of Common Stock and $______ per Common Stock Purchase Warrant for Securities purchased by us, as compensation for your services as Managing Underwriter. You shall give us at least 24 hours' notice of the Closing Date and the place thereof pursuant to the Underwriting Agreement. We will deliver, at or before 9:00 A.M., New York City time, on the day fixed as such Closing Date, to you at the office of the Representative, or at such other place or time as instructed by you, certified or bank cashier's checks, payable to the order of the Representative, in New York Clearing House funds, for the price of the Securities which we have agreed to purchase and for the aforesaid fee. Upon receipt of such payment, you will make payment to the order of the Company, for our account, of the purchase price of such Securities against delivery thereof to you for our account. You shall thereupon deliver to us the Securities purchased by us, less such amounts thereof as shall have been reserved for offering to Selected Dealers if a selling group is formed. In the event we do not pay you the purchase price in the amount and at the time stated above, you may either treat our failure to do so as a default on our part or, at your election, pay the purchase price to the Company on our behalf and charge us with the amount thereof, with interest, withholding delivery of the Securities for our account until such purchase price and interest are received by you.

     3. Expenses. You shall charge our account with: (i) all transfer taxes, if any, and other charges on purchases, sales or transfers for our account; and
(ii) our proportionate share (based upon the number of Securities we agree to purchase) of all other expenses which are not paid by the Company and the Selling Stockholders, including, but not limited to, advertising costs and legal fees and disbursements of counsel for the Underwriters, incurred by you under the terms of this Agreement or in connection with the purchase, carrying and sale of the Securities, including the expenses chargeable to and caused by any defaulting Underwriter hereunder. Funds of the Underwriters in your hands, as Managing Underwriter, may be held in your general funds without accountability for interest.

     4. Public Offering. The initial public offering of the Securities, which shall be made as set forth in the Prospectus, may be made on the date on which the Registration Statement becomes effective or as soon thereafter as in your judgment shall be practicable. The initial public offering prices for the Securities shall be as shown on the cover page of the Prospectus. We authorize you to determine the form of any advertisement of the Securities and the form of agreements, if any, with dealers. We also authorize you to manage any such public offering and to act as manager under agreements with dealers.

     We authorize you to reserve for sale, sell and deliver, on our behalf and for our account, to dealers (who may include any Underwriter) selected by you (herein sometimes referred to as the "Selected Dealers"), who are members of the National Association of Securities Dealers, Inc. (the "NASD") or to foreign banks, dealers and institutions not registered under the Securities Exchange Act of 1934, as amended, (the "Exchange Act") which agree to make no sales within the United States, its territories or possessions or to persons who are citizens thereof or residents therein, and in making sales to comply with the NASD's Interpretation With Respect to Free Riding and Withholding, and to such persons other than dealers as you shall select, such number of Securities purchased by us from the Company as you shall determine. Such reservations and sales to Selected Dealers and other persons for the respective accounts of the several Underwriters shall be made as you may determine. The concessions to be allowed to Selected Dealers and by them to be reallowed to others are specified in the form of Selected Dealer Agreement annexed hereto. If no Selected Dealer Agreement is entered into, we hereby authorize you to allow concessions not exceeding $0.125 per share of Common Stock and $0.005 per Common Stock Purchase Warrant (no part of which may be reallowed) to any other dealer who is a member of the National Association of Securities Dealers, Inc. or is a foreign dealer. The concessions and reallowances may be allowed only to dealers who are members in good standing of said Association, or foreign banks, dealers or institutions not eligible for membership in said Association who agree to make no sales within the United States, its territories or possessions or to persons who are citizens thereof or residents therein, and in making other sales, to comply with said Associations' Interpretation With Respect to Free-Riding and Withholding. Sales to others than such members or such foreign banks, dealers or institutions will be made at the public offering prices.

     You shall advise us promptly on the public offering date of the number of Securities purchased by us which you have not reserved for sale to dealers or other persons. We will retain for direct sale all of such Securities and, at any time prior to the termination of this Agreement, you may reserve for sale to dealers and other persons additional Securities retained by us and remaining unsold.

     We agree that whether or not any Selected Dealer Agreement with Selected Dealers is entered into we shall be governed by the provisions of the attached form of Selected Dealer Agreement (except as otherwise expressly provided herein) during the term hereof, whether or not we are a Selected Dealer.

     Upon our request you may from time to time, in your discretion, release to us for direct sale any Securities reserved by you for sale to Selected Dealers and other persons on our behalf and not then sold, and any Securities so released shall not thereafter be deemed reserved.

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

     If prior to, or within seven days after, the termination of this Agreement any Securities sold by us (other than Securities sold by you as Managing Underwriter for the account of an Underwriter pursuant to this Agreement or any Selected Dealer Agreement) shall be purchased by the Managing Underwriter or by any Underwriter through the Managing Underwriter in the open market, then any of such Securities shall be repurchased by us at a price equal to the total cost thereof including commissions and transfer taxes, if any, on redelivery. The Securities delivered on such repurchase need not be the identical Securities originally so purchased. In lieu of the repurchase of such Securities you may, at your option (a) charge us an amount equal to the difference between the public offering prices and the cost prices to Selected Dealers of the Securities so purchased, and any broker's commissions paid in connection with such purchase, or (b) sell for our account the Securities so purchased, publicly or privately without notice at such prices and upon such terms and to such purchasers, including any of the several Underwriters, as you may determine, charging us the amount of any loss and expense or crediting to us the amount of any profit, less any expense, resulting from such sale.

     5. Sale of Securities by Underwriters to Managing Underwriter. We will advise you, from time to time upon request, of the number of Securities retained by or released to us for direct sale which then remain unsold and until the termination of this Agreement we will, upon your request, sell to you, in order to enable you to consummate sales or cover over-allotments, such number of such unsold Securities as you may specify, at such price as you may designate, but not less than the purchase prices paid to the Company therefor.

     6. Transactions in Securities by Underwriters. We agree that until termination of this Agreement and the Selected Dealer Agreements, we will not buy or sell for our account any of the Securities or outstanding shares of Common Stock or warrants of the Company except as permitted in this Agreement and the Selected Dealer Agreement or as a broker pursuant to unsolicited orders, provided, however, that, subject to the approval of the Managing Underwriter, any Underwriter may buy Securities from, or sell Securities to, any other Underwriter at the public offering prices, less all or any part of a concession of $0.125 per share of Common Stock and $0.005 per Common Stock Purchase Warrant, and may buy from, and sell the same to, any Selected Dealer at the public offering price less all or any part of any concession to Selected Dealers in the amount specified in the form of Selected Dealer Agreement.

     7. Loans and Advances. We authorize you to arrange such loans for our account, or to make such advances of your funds on our behalf, as you may deem necessary or advisable in connection with the purchase, delivery or carrying of any of the Securities (and as may be permitted by law), and to pledge or hold as security therefor all or any part of the Securities which we shall have purchased or agreed to purchase from the Company. We shall be paid or credited with the proceeds of all loans made for our account.

     You may, and at our request will, deliver to us from time to time on or after the Closing Date and prior to the termination of this Agreement, for carrying purposes only, any Securities purchased by us which have been reserved for sale for our account but not sold and paid for. We will redeliver to you any Securities so delivered to us for carrying purposes at such time or times prior to such termination as you may demand.

     8. Stabilization. We authorize you, in your discretion, during the term of this Agreement, and for our account (a) to buy and sell Securities in the open market or otherwise, for long or short account, in such amounts and on such terms and at such prices as you may determine, provided that, during the term of this Agreement and the Selected Dealer Agreement, any such sales of Securities shall be made at the public offering prices or, in the case of sales of Securities to a Selected Dealer or one of the Underwriters, at the public offering prices less the concessions applicable thereto under Section 6 above, or any part of such concessions, and (b) in arranging for sales of Securities to Selected Dealers, to over-allot and to cover such over-allotments; it being understood that such purchases and sales and over-allotments shall be as nearly as practicable in the proportions in which the respective Underwriters have agreed to purchase the Securities, and that at no time shall our net position, for either long or short account including such over-allotments, exceed 15% of the Securities which we have agreed to purchase under the Underwriting Agreement. Upon your demand, we will pay you the cost of any Securities purchased for our account and will deliver to you any Securities sold or over-allotted for our account.

     We authorize you to file on our behalf with the Securities and Exchange Commission any reports required in connection with any transaction pursuant to this Section 8. You shall notify us promptly if you effect such transactions.

     9. Termination and Settlement. Unless earlier terminated by you, this Agreement shall terminate at the close of business on the 30th day after the initial public offering unless extended by you for an additional period or periods not exceeding an aggregate of 30 additional days. You may extend this Agreement for such period or periods and may terminate this Agreement at any time without prior notice.

     As soon as practicable after any such termination, any Securities held by you for our account or reserved by you for sale to dealers and other persons but
not sold and paid for, shall be delivered to us and our net credit or debit balance, taking into account our share of known expenses and charges and any necessary reserve for additional expenses, shall be received from or paid to you.

     Notwithstanding any settlement under this Agreement, we agree to pay our proportion (based on the number of Securities we agree to purchase from the Company) of the amount of any claim, demand or liability which may be asserted against and discharged by the Underwriters, or any of them, based on the claim that the Underwriters constitute an association, unincorporated business or other separate entity, and also to pay a like proportion of any transfer taxes which may be assessed after such settlement and a like proportion of the expenses incurred by the Underwriters, or any of them, and approved by you in contesting any such claim, demand, liability or tax.

     10. Defaulting Underwriters. In the event of failure of any Underwriter to perform its obligation to take up and pay for the Securities which it has agreed to purchase, you shall have the right to arrange for other persons, who may include yourselves, to take up and pay for such Securities. In the event that such arrangements are made, the proportions of the Securities then to be purchased by the other Underwriters and by such other person or persons, if any, shall be taken as the basis for all rights and obligations hereunder; but this shall not in any way affect the liability of any defaulting Underwriters to the other Underwriters for damages resulting from such default, nor shall default in any way relieve any other Underwriter of any of its obligations hereunder or under the Underwriting Agreement, except as therein provided.

     11. Position of Managing Underwriter. Except as herein otherwise expressly provided, you shall have full authority to take such action as you may deem necessary or advisable in respect of all matters pertaining to the Underwriting Agreement and this Agreement, and the purchase, sale and distribution of the Securities, but you shall be under no liability to us except for want of good faith and for obligations assumed by you hereunder and except for any liabilities under the Act. No obligation not expressly assumed by you in this Agreement shall be implied herefrom.

     12. Indemnity. (a) We agree, and each of the several Underwriters (including yourselves) shall agree, to indemnify, defend and hold harmless each other Underwriter and each person who controls any other Underwriter within the meaning of Section 15 of the Act, to the extent and upon the terms that each Underwriter agrees to indemnify and hold harmless the Company and the Selling Stockholders as set forth in Section 6 of the Underwriting Agreement.

     (b) We will pay, upon your request, our proportionate share, based upon our underwriting obligation, of any losses, damages, liabilities or expenses, joint or several, paid or incurred by any Underwriter to any person other than an Underwriter, arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, any amendments or supplements thereto or any preliminary prospectus or any selling or advertising material approved by you for use by the Underwriters in connection with the sale of the Securities, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (other than an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company and the Selling Stockholders by an Underwriter specifically for use therein) and such proportionate share of any legal or other expenses reasonably incurred by you or with your consent in connection with investigating or defending any claim or action in respect of such loss, damage, liability or expense. In determining the amount of our obligation under this Section 12(b), appropriate adjustment may be made by you to reflect any amounts received from the Company and the Selling Stockholders by any one or more Underwriters in respect of such claim pursuant to Section 6 or Section 7 of the Underwriting Agreement or otherwise. There shall be credited against any amount paid or payable by us pursuant to this Section 12(b) any loss, damage, liability or expense which is incurred by us as a result of any such claim asserted against us, and if such loss, damage, liability or expense is incurred by us subsequent to any payment by us pursuant to this Section 12(b), appropriate provision shall be made to effect such credit, by refund or otherwise. If any such claim is asserted, you may take such action in connection therewith as you deem necessary or desirable, including retention of counsel for the Underwriters and in your discretion separate counsel for any particular Underwriter or groups of Underwriters. In determining amounts payable pursuant to this Section 12(b) any loss, damage, liability or expense incurred by any person controlling any Underwriter within the meaning of Section 15 of the Act which has been incurred by reason of such control relationship shall be deemed to have been incurred by such Underwriter. Any Underwriter may elect to retain at its own expense its own counsel. You may settle or consent to the settlement of any such claim with the approval of a majority in interest of the Underwriters on advice of counsel retained by you. Whenever you receive notice of the assertion of any claim to which the provisions of this Section 12(b) would be applicable, you will give prompt notice thereof to each Underwriter. You will also furnish each Underwriter with periodic reports, at such times as you deem appropriate, as to the status of such claim and the action taken by you in connection therewith. If any Underwriter or Underwriters default in their obligation to make any payments under this Section 12(b), each non-defaulting Underwriter shall be obligated to pay its proportionate share of all defaulted payments, based upon such Underwriter's underwriting obligation as related to the underwriting obligations of all non-defaulting Underwriters. Nothing herein shall relieve a defaulting Underwriter from liability for its default.

     (c) The indemnity agreement in this Section shall survive the termination of this Agreement.

     13. Confirmation of Underwriters. We confirm that we have examined the Registration Statement and the amendments thereto referred to in the Underwriting Agreement, that we are familiar with the proposed final amendment thereto (including the proposed final form of prospectus), that we are willing to accept the responsibilities of an underwriter under the Act in respect of the Registration Statement and are willing to proceed with the public offering of the Securities in the manner contemplated, and that the form of the Selected Dealer Agreement employed by you in connection with this offering is satisfactory to us. We further confirm that the information relating to us in such proposed final form of prospectus and the statements therein as to the terms of the offering of the Securities under the heading "Underwriting" of the Registration Statement insofar as they relate to us are correct, and we authorize you, as our Managing Underwriter, so to advise the Company. We further confirm that (a) we are members in good standing of the NASD, or (b) we are a foreign bank, dealer or institution not registered under the Exchange Act and we agree (i) that in making sales of the Securities outside the United States we will comply with the requirements of the NASD's Interpretation With Respect to Free Riding and Withholding and (ii) that we will not offer or sell any of the Securities within the United States, its territories or possessions or to persons who are citizens thereof or residents therein and, (c) we have the ratio of net capital to aggregate indebtedness, including the indebtedness represented by our obligation under this Agreement and under the Underwriting Agreement, required by Rule 15c3-1 promulgated by the Commission pursuant to the provisions of Section 15(c)(3) of the Exchange Act. We know of no engineering, management or similar report or memorandum relating to the Company prepared within the last year in connection with the offering by or for the Company, a controlling person of the Company or any Underwriter which has not been filed with the Commission. We also confirm that copies of the latest preliminary prospectus with respect to the Securities have been mailed, at least two days prior to the date hereof, to all persons to whom it is presently expected we will sell Securities and that, if we expect to mail a confirmation of any such sale to any person by air mail, said preliminary prospectus has been sent to such person by air mail. In response to Securities Act Release No. 5398, we agree that we will not sell more than five (5%) percent of the Securities purchased by us hereunder to accounts over which we exercise discretionary authority. We, and any affiliate of ours engaged in the retail distribution of securities which is used by us in connection with the offering of the Securities, will comply with the applicable provisions of the Selected Dealer Agreement. We will not sell any Securities at prices less than the Offering Prices except to persons who have entered into, or agreed to enter into, the Selected Dealer Agreement. For a period of twenty-five
(25) days after the effectiveness of the Registration Statement, or until completion of the public offering of the Securities, whichever is later, we will provide a copy of the Prospectus to any person making a written request therefor.

     14. Miscellaneous. Nothing herein contained shall constitute the several Underwriters an association, or any Underwriters partners with you or us, or with each other, or render any Underwriter liable for the obligations of any other Underwriter; and the rights and liabilities of ourselves and of each of the Underwriters shall be several and not joint.

     The Securities purchased by us pursuant to the Underwriting Agreement shall remain our property until sold, and no title to any such Securities shall pass to you by virtue of any of the provisions of this Agreement.

     Default by any one or more Underwriters in respect of their several obligations shall not release us or any other Underwriter from any obligations hereunder.

     You shall not have any responsibility with respect to the right of any Underwriter or other person to sell the Securities in any jurisdiction, notwithstanding any information you may furnish in that connection. We authorize you to file with the New York authorities, as syndicate manager, a Further State Notice relating to the Securities if required.

     The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

     This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York, and we hereby consent and shall submit to the jurisdiction of the courts of the State of New York and of any federal court sitting in the City of New York with respect to controversies arising under this Agreement.

     15. Notices. Any notice from you to us shall be deemed to have been duly given if mailed, telephoned, telegraphed or delivered to us at our address set forth after on Schedule A to the attached Underwriting Agreement.

     16. Execution of Agreement. This Agreement has been executed by us and is delivered to you in duplicate. Your confirmation hereof shall constitute this

Agreement a valid and binding contract between you and us and each party to a similarly confirmed agreement substantially identical herewith, and this and such other agreements shall constitute the Agreement Among Underwriters.

                                          Very truly yours,





                                          By:_________________________________
                                             As Attorney-in-fact for each of the
                                             Several Underwriters named in
                                             Schedule A to the Underwriting
                                             Agreement


Confirmed as of the date
first above written:

J.W. BARCLAY & CO., INC.



By:___________________________

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

                        1,850,000 Shares of Common Stock

                                       and

                    1,850,000 Common Stock Purchase Warrants


                                 TELLURIAN, INC.

                             UNDERWRITING AGREEMENT


                                                  Dated: October_____ , 1996


J.W. Barclay & Co., Inc.
 as Representative of the Several Underwriters
One Battery Park Plaza
New York, New York  10004

Dear Sirs:

     The undersigned, Tellurian, Inc., a Delaware corporation (the "Company"), and the persons listed on Schedule annexed hereto (the "Selling Stockholders") hereby confirm their agreement with J.W. Barclay & Co., Inc. (sometimes the "Representative" or "you") and the several Underwriters named in Schedule A hereto (the "Underwriters") as follows:

     1. Description of Securities. The Company has authorized by appropriate corporate action, and proposes to issue and sell to the Underwriters, 1,400,000 shares of Common Stock, par value $.01 per share, and 1,850,000 Common Stock Purchase Warrants and the Selling Stockholders propose to sell to the Underwriters an aggregate of 450,000 shares of Common Stock, said shares of Common Stock and Warrants hereinafter referred to as "Shares" and "Warrants". Each Warrant shall be exercisable for one share of Common Stock. An additional 210,000 Shares of Common Stock, and 277,500 Warrants, have been authorized to cover over-allotments as provided in Section 3 below. The Shares and Warrants shall hereinafter sometimes be collectively referred to as the "Securities". The Shares and Warrants are more fully described in the Registration Statement and Prospectus referred to hereinafter.

     2.  Representations and Warranties.

         (a) The Company and each Selling Stockholder, jointly and severally, represents and warrants to, and agrees with, you and the Underwriters that:

             (i) A registration statement on Form SB-2 with respect to the Securities, including a preliminary prospectus, copies of which have heretofore been delivered by the Company to you, has been carefully prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended, (hereinafter called the "Act") and the Rules and Regulations of the Securities and Exchange Commission (hereinafter called the "Commission") under such Act, and has been filed with the Commission (File No. 333-9741). On or prior to the effective date of such registration statement, one or more amendments to such registration statement (including a final prospectus), copies of which have heretofore been or will be delivered to you, will have been so prepared and filed in the form delivered to you. Such registration statement (including all exhibits thereto) as amended as of the effective date thereof and each related preliminary prospectus are herein respectively referred to as the "Registration Statement", the "Preliminary Prospectus" and the "Prospectus".

             (ii) When the Registration Statement becomes effective (the "Effective Date") and at all times subsequent thereto up to and at the Closing Date (as defined in Section 3 hereof) and the Additional Closing Date (as defined in Section 3 hereof), (i) the Registration Statement and the Prospectus and any amendments or supplements thereto will contain all statements which are required to be stated therein by the Act and the Rules and Regulations of the Commission thereunder and will in all respects conform to the requirements of the Act and such Rules and Regulations, (ii) neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) all documents which are required to be filed as exhibits to the Registration Statement will have been so filed; provided however, that the Company and the Selling Stockholders make no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by you or any Underwriter expressly for use in the preparation thereof.

             (iii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with all corporate and other powers and authority necessary to carry on its businesses, and it is qualified and in such jurisdictions in which the nature of its business requires such qualification.

             (iv) The consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which it or any of its properties is bound, or of its Certificate of Incorporation, or By-laws, or any order, rule or regulation applicable to the Company or any of its properties, of any court or other governmental body.

             (v) The Company has full power and lawful authority to authorize issue and sell the Shares, Warrants, Underwriters' Stock Warrants (as defined hereinafter) and Underwriters' Warrants (as defined hereinafter) on the terms and conditions herein set forth, and has taken all corporate action necessary therefor; no consent, approval, authorization or other order of any regulatory authority is required for such authorization, issue or sale, except as may be required under the Act or state securities or blue sky laws. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and legally binding agreement of the Company enforceable in accordance with its terms. The Warrant Agreement between the Company and Continental Stock Transfer & Trust Company, to be dated the Closing Date, pursuant to which the Warrants will be issued (the "Warrant Agreement") has been duly authorized by the Company and, when executed and delivered by the Company and Continental Stock Transfer & Trust Company, will be a valid and legally binding obligation of the Company, enforceable in accordance with its terms.

             (vi) The Securities and the authorized capitalization of the Company conform to the descriptions thereof contained in the Registration Statement and Prospectus. The holders of the Warrants will, upon their exercise, be entitled to purchase shares in accordance with the terms and conditions set forth in the Warrant Agreement and the form of Warrant filed as exhibits to the Registration Statement. The outstanding shares of capital stock are, and the shares issuable pursuant to the public offering contemplated hereby and upon exercise of any of the warrants referred to herein will upon such issuance be, duly authorized, validly issued and fully paid and nonassessable, and the Company has duly authorized and reserved for issuance upon exercise of warrants such number of shares as are initially issuable upon such exercise. The Warrants, the Underwriters' Stock Warrants, the Underwriters' Warrants and the warrants underlying the Underwriters' Warrants will, when issued and delivered in accordance with the provisions of the Warrant Agreement, in the case of the Warrants and the warrants underlying the Underwriters' Warrants, and this Agreement, in the case of the Underwriters' Stock Warrants, be valid and legally binding obligations of the Company enforceable in accordance with their respective terms. There are no options, warrants, rights of conversion, indebtedness or calls on equity of the Company other than as disclosed in the Prospectus and Registration Statement.

             (vii) Except as set forth or contemplated in the Registration Statement and Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, and there has not been any material change in the capital stock or funded debt of the Company, or any material adverse change in the condition (financial or other) or results of operations of the Company.

             (viii) The financial statements (audited and unaudited) set forth in the Registration Statement and Prospectus fairly present the financial condition of the Company and the results of its operations as of the dates and for the periods therein specified; and said financial statements (including the related notes and schedules) have been prepared in accordance with generally accepted accounting principles which have been consistently applied throughout the periods covered thereby. Such financial statements and the summaries thereof included in the Registration Statement and the Prospectus conform in all material respects to the requirements of the Rules and Regulations of the Commission.

             (ix) The accountants whose opinion or opinions is or are included in the Registration Statement are independent public accountants within the meaning of the Act and the Rules and Regulations of the Commission thereunder.

             (x) Except as set forth in the Prospectus, there is not pending any action, suit or other proceeding to which the Company is a party or of which any property of the Company is the subject, before or by any court or other governmental body, which might result in any material adverse change in the condition, business or prospects of the Company, or might materially adversely affect the assets of the Company; and except as indicated in the Prospectus, no such proceeding is known by the Company to be threatened or contemplated.

             (xi) The Company knows of no claim for services, either in the nature of a finder's fee, brokerage fee or otherwise, with respect to the financing contemplated hereby, whether or not heretofore satisfied, for which it or the Underwriters, or any of them, may be responsible, other than as expressly disclosed in the Prospectus.

             (xii) The business and operations of the Company and the ownership thereof, except as may be disclosed in the Prospectus, comply with all statutes, ordinances, laws, rules and regulations applicable thereto, the non-compliance with which could reasonably be expected to have a material, adverse effect on the Company or its condition (financial or other), business, prospects, net worth or results of operations; the Company possesses, and is operating in compliance with the terms, provisions and conditions of, all certificates, licenses, permits, consents, waivers, approvals, franchises and concessions required to conduct its business as now conducted, the non-compliance with which could reasonably be expected to have a material adverse effect on the Company or its condition (financial or other), business, prospects, net worth or results of operations; each such certificate, license, permit, consent, waiver, approval, franchise and concession is valid and in full force and effect and there is no proceeding pending or threatened (or to the best of the knowledge of the Company and the Selling Stockholders, any basis therefor) which may lead to the revocation, termination, suspension or nonrenewal of any such certificate, license, permit,consent, waiver, approval, franchise or concession.

             (xiii) On the Effective Date of the Registration Statement and immediately prior to the sale of the Securities, the outstanding capital stock of the Company will consist of no more than 1,600,000 shares of Common Stock, par value $.01 per share, and there shall be no warrants or options to purchase shares of Stock of the Company except as set forth in the Prospectus.

         (b) Each of the Selling Stockholders, severally and not jointly, represents and warrants to each Underwriter that:

             (i) Such Selling Stockholder (A) has the power and authority to execute and deliver this Agreement and the Power of Attorney Agreement (hereinafter defined) on the terms and conditions set forth herein and therein;
(B) is, and when the Registration Statement shall become effective and at the Closing Time will be, the owner of the Shares to be sold by such Selling Stockholder to the respective Underwriters pursuant to the terms hereof, in each case free and clear of all liens, charges, encumbrances and restrictions; (C) has paid to the Company the full purchase price required to be paid for such Shares; and (D) has, and when the Registration Statement shall become effective and at the Closing Time will have, the power and authority to convey good and valid title to such Shares, in each case free and clear of all liens, charges, encumbrances and restrictions.

             (ii) Such Selling Stockholder has executed an agreement and power of attorney (the "Power of Attorney Agreement") with ___________________ or _______________________ as attorney-in-fact, and has delivered to such attorney-in-fact, pursuant to the Power of Attorney Agreement, certificates in negotiable form for the Shares to be sold by such Selling Stockholder. Copies of each Power of Attorney Agreement have been delivered to you. Such certificates and the Shares represented thereby are subject to the rights of the Underwriters hereunder and, to such extent, the Power of Attorney granted by such Selling Stockholder to such attorney-in-fact is irrevocable and shall not be terminated by law or upon the occurrence of any event. If any such event shall occur, with or without notice to such attorney-in-fact, such attorney-in-fact shall deliver such certificates in accordance with the terms and provisions of this Agreement as if such event had not occurred.

             (iii) The Power of Attorney Agreement has been duly authorized, executed and delivered by such Selling Stockholder, and this Agreement has been duly authorized, executed and delivered by such Selling Stockholder or by his or her attorney-in-fact pursuant to the Power of Attorney Agreement. The Power of Attorney Agreement and this Agreement each constitute valid and binding agreements of such Selling Stockholder enforceable in accordance with their respective terms (except as rights to indemnification may be limited by applicable law).

             (iv) Neither the execution and delivery or performance of this Agreement or the Power of Attorney Agreement or the consummation of the transactions herein or therein contemplated nor the compliance with the terms hereof or thereof by such Selling Stockholder will conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, guaranty, purchase agreement or other agreement or instrument to which such Selling Stockholder or any of such Selling Stockholder's property is bound, or under any statute or under any order, rule or regulation applicable to such Selling Stockholder or any of such Selling Stockholder's property of any court or other governmental agency; and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Selling Stockholder of the transactions on such Selling Stockholder's part herein or therein contemplated, except such as may be required under the Act or under state securities or blue sky laws.

             (v) On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold by the Selling Stockholders to the several Underwriters hereunder will have been fully paid or provided for by the Selling Stockholders and all laws imposing such taxes will have been fully complied with.

             (vi) Such Selling Stockholder has not, and at the Closing Time will not have, taken, directly or indirectly, any action to cause or result in, or which has constituted, or might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of the Common Stock to facilitate the sale or the resale of any of the Shares.

    3. Purchase, Sale and Delivery of Shares. Subject to the terms and conditions of this Agreement, and on the basis of the representations, warranties and agreements herein contained, (A) the Company hereby agrees to sell to the Underwriters, and the Underwriters agree to purchase from the Company, at purchase prices of $4.50 per Share and $0.225 per Warrant, and (B) each of the Selling Stockholders agree, severally and not jointly, to sell to the Underwriters the number of Shares set forth opposite the name of such Selling Stockholder on Schedule B hereof, and the Underwriters agree to purchase from the Selling Stockholders, such Shares at and for a price of $4.50 per

Share. The number of Shares to be purchased from the Company and the number of Shares to be purchased from the Selling Stockholders, respectively (as adjusted by the Representative to eliminate fractions), by each of the Underwriters shall be determined by multiplying the aggregate number of such Shares to be sold by the Company or the Selling Stockholders, as the case may be, as set forth above and in Schedule B, by a fraction, the numerator of which is the total number of Shares set forth opposite the name of such Underwriter in Schedule A hereto and the denominator of which is the aggregate number of Shares set forth in Schedule A hereto. The obligations of the Underwriters under this Agreement are several and not joint.

     The Company and the Selling Stockholders will deliver the Securities to you at your office, or such other place as you may designate, against payment to the Company and the Selling Stockholders for the Securities by wire transfer or by certified or official bank check or checks payable in New York Clearing House funds to the order of the Company and the attorney-in-fact of the Selling Stockholders. The Securities so to be delivered will be in definitive, fully registered form in such authorized denominations and registered in such names as you request by notice to the Company and the Selling Stockholders given not later than 5:00 P.M., New York City time, on the second business day next preceding the Closing Date. The date and the time of such delivery and payment shall be 11:00 A.M., New York City time, on _____________, 1996 (or such other time and date as you and the Company and the Selling Stockholders may agree upon). The time and date of such payment and delivery is herein sometimes referred to as the "Closing Date".

     The Company and the Selling Stockholders agree to make the Securities available to you for the purpose of expediting the checking and packaging of the Securities, at the office at which they are to be delivered, not later than 2:00 P.M., New York City time, on the business day next preceding the Closing Date.

     The Company hereby grants to you the right, exercisable within 45 days from the date hereof, to purchase from the Company up to 210,000 additional Shares of Common Stock and 277,500 additional Common Stock Purchase Warrants (the "Additional Securities") at a purchase price of $4.50 per Share and $0.225 per Warrant, for the purpose of covering over-allotments in the sale by any of the Underwriters of the Securities. You may exercise your right to purchase Additional Securities by giving written notice of such exercise to the Company.

     Such notice shall set forth the aggregate number of Additional Securities as to which such right is being exercised, the names in which Additional Securities are to be registered, the denominations in which Additional Securities are to be issued and the date and time, as determined by you, when the Additional Securities are to be delivered (such date and time being herein sometimes referred to as the "Additional Closing Date"); provided, however, that the Additional Closing Date shall not be earlier than the Closing Date. The Additional Closing Date may be on the Closing Date; if not, it shall be no earlier than the third business day after the date on which the right shall have been exercised nor later than the twelfth business day after the date on which the right shall have been exercised.

     The Company will deliver the Additional Securities to you at your office, or such other place as you may designate, against payment to the Company for the Additional Securities by wire transfer or by certified or official bank check or checks payable in New York Clearing House funds to the order of the Company. The Additional Securities so to be delivered will be in definitive, fully registered form in such authorized denominations and registered in such names as you request by notice to the Company given not later than 5:00 P.M., New York City time, on the second business day next preceding the Additional Closing Date.

     The Company agrees to make the Additional Securities available to you for the purpose of expediting the checking and packaging of the Securities, at the office at which they are to be delivered, not later than 2:00 P.M., New York City time, on the business day next preceding the Additional Closing Date.

     It is understood that the Underwriters propose to offer the Securities for sale to the public upon the terms and conditions set forth in the Registration Statement, after the Registration Statement becomes effective.

     4.  Covenants of the Company.

         (a)  The Company further covenants and agrees with you that:

             (i) The Company will use its best efforts to cause the Registration Statement to become effective and will not at any time, whether before or after the effective date, file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy or to which you shall have reasonably objected in writing or which is not in compliance with the Act, or the Rules and Regulations of the Commission thereunder.

             (ii) The Company will notify you immediately and confirm in writing (A) when the Registration Statement and any post-effective amendment thereto becomes effective, (B) of the issuance of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or of the Prospectus or of the initiation of any proceedings for such purposes, and (C) of the receipt of any comments (in writing or orally) from the Commission in respect of the

Registration Statement or requesting the amendment, post-effective amendment or supplementation of the Registration Statement or Prospectus or for additional information. If the Commission shall enter a stop order or any order preventing or suspending the use of any Preliminary Prospectus or of the Prospectus at any time, or shall initiate any proceedings for such purposes, the Company will make every reasonable effort to prevent the issuance of such order and, if issued, to obtain the withdrawal thereof. The Company will provide you with copies of all written communications received by it from the Commission and any other regulatory agency with respect to the Registration Statement, and every amendment and post-effective amendment thereto and copies of all replies thereto by the Company, its counsel and its accountants.

             (iii) Within the time during which a prospectus relating to the Shares and Warrants (or the exercise of any Warrants) is required to be delivered under the Act, the Company will comply so far as it is able with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Rules and Regulations of the Commission thereunder, from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Shares and Warrants (or the shares of stock to be acquired upon the exercise of the Warrants) as contemplated by the provisions hereof and the Prospectus; and if during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Prospectus to comply with the Act, the Company will promptly notify you and will amend or supplement the Prospectus (in form reasonably satisfactory to your counsel and at the expense of the Company) so as to correct such statement or omission or effect such compliance.

             (iv) The Company will cooperate with you and will take all necessary action, and furnish to whomever you may direct such proper information, as may be lawfully required in qualifying the Securities for offering and sale under the securities or blue sky laws of such states as you may designate, and in continuing such qualifications in effect so long as required for the distribution of Securities by you; provided that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such state, consent to general service of process in such state or otherwise to submit to any requirements which it reasonably deems unduly burdensome.

             (v) The Company will pay any and all fees, taxes and expenses incident to the performance of its obligations under this Underwriting Agreement, including expenses and taxes incident to the issuance and delivery to you of the Securities and Additional Securities, if any, to be sold to the Underwriters pursuant to Section 3 hereof; all fees and disbursements of counsel and accountants for the Company; expenses and filing fees incident to the preparation, printing, delivery, shipment and filing with the Commission, the National Association of Securities Dealers, Inc., and state blue sky authorities of the Registration Statement and all exhibits thereto and the Prospectus, and any amendments or supplements thereto, including fees of blue sky counsel (to be designated by the Representative and who may be counsel to the Underwriters) incident to the qualification for sale of the Securities and Additional Securities, if any, under blue sky laws. The Company will further pay you as Representative of the Underwriters for your expenses incurred in connection with this offering, on a non-accountable basis, an amount equal to 3% of the public offering price of the Securities sold on behalf of the Company hereunder, including any Securities sold pursuant to the overallotment option, such reimbursement and payment to be made to you on closing, and may be deducted by you from the amount due to the Company for purchase of the Securities pursuant to Section 3 hereof. In the event that the offering is not consummated, the Representative will be reimbursed only for its actual, accountable, out-of-pocket expenses.

             (vi) The Company will apply the net proceeds from the sale of the Securities substantially as set forth under the caption "Use of Proceeds" in the Prospectus.

             (vii) The Company will deliver to you as promptly as practicable three signed copies of the Registration Statement and all amendments thereto, including all exhibits therewith or incorporated therein by reference, and signed consents, certificates and opinions of accountants and of any other persons named in the Registration Statement as having prepared, certified or reviewed any part thereof, and will deliver to you such number of unsigned copies of the Registration Statement and exhibits, and of all amendments thereto, as you may reasonably request. The Company will deliver to you or upon your order, from time to time until the effective date of the Registration Statement, as many copies of the Preliminary Prospectus as you may reasonably request. The Company will deliver to you or upon your order, on the effective date of the Registration Statement and thereafter, subject to the provisions of
Section 4(a)(iii) hereof, from time to time, as many copies of the Prospectus in final form or as thereafter amended or supplemented, as you may reasonably request. The Company will deliver to you, promptly after closing, three (3) bound volumes of all of the documents, papers, exhibits, correspondence and records forming the materials involved in this public offering.

             (viii) The Company will make generally available to its security holders, as soon as it is practicable to do so (but in no event later than fifteen months after the effective date of the Registration Statement), an earnings statement of the Company (which need not be audited) covering a period of at least twelve months beginning not later than the first day of the fiscal quarter next succeeding such effective date which shall satisfy the provisions of Section 11(a) of the Act.

             (ix) For a period of at least five years from the date hereof, the Company will supply to the Representative, (A) as soon as practicable after the end of each fiscal year, a balance sheet and statement of operations of the Company and its consolidated subsidiaries (if any) as at the end of and for each such year, all in reasonable detail and certified by independent certified public accountants, (B) as soon as practicable after the end of each of the first three quarters of each fiscal year, an unaudited statement of operations of the Company and its consolidated subsidiaries (if any) for such period, (C) copies of such financial statements and reports as the Company may, from time to time, furnish generally to holders of any class of its stock, (D) copies of each report which it shall be required to file with the Commission, any blue sky authority or any securities exchange at the same time as such reports are filed and (E) copies of the daily stock transfer sheets of the Company.

             (x) Simultaneously with the purchase and payment by the Underwriters for the Securities on the Closing Date, the Company shall sell, at a price of $0.001 per warrant, and issue and deliver to the Representative and, at its request, to any of the several Underwriters or to dealers in the selling group, or to officers or partners of the Representative, the several Underwriters or dealers in the selling group, 140,000 warrants, in form and substance satisfactory to your counsel, to purchase 140,000 shares of Common Stock of the Company at an exercise price of $6.00 per share ("Underwriters' Stock Warrants") and 185,000 warrants, in form and substance satisfactory to your counsel, to purchase 185,000 Common Stock Purchase Warrants, similar to those being sold to the public, at a price of $0.30 per Common Stock Purchase Warrant ("Underwriters' Warrants"). The Underwriters' Stock Warrants and Underwriters' Warrants will be exercisable for a period of four years commencing one year after the Effective Date, and will not be transferable for a period of one year from the Effective Date except to Underwriters and Selected Dealers and officers and partners thereof. In the event that the Company at any time reduces the exercise price of the Warrants sold to the public hereunder, the exercise price of the Underwriters' Stock Warrants shall be likewise reduced. The Underwriters' Stock Warrants and Underwriters' Warrants shall have been registered under the Registration Statement and the holders of a majority of such Underwriters' Stock Warrants and Underwriters' Warrants or the securities which may have been issued thereunder shall have the right, at any one time, to require the Company to prepare and file a post-effective amendment to the Registration Statement (or a new registration statement, if then required under the Act) covering all or any portion of the Underwriters' Stock Warrants and

Underwriters' Warrants and their underlying securities to permit the public sale thereof after twelve months from the Effective Date. In connection therewith, the Company shall be obligated to prepare and file such post-effective amendment (or such new registration statement) under the Act promptly upon the receipt of the request of the holders of a majority of the Underwriters' Stock Warrants and Underwriters' Warrants or securities issued thereunder, and the Company shall be further obligated to use its best efforts to have such post-effective amendment (or such new registration statement) rendered effective under the Act, as it may from time to time be amended hereafter, and Rules and Regulations promulgated thereunder, as soon as practicable after the filing date of any such post-effective amendment or such new registration statement, and the Company shall also be required to take such action as may be necessary to maintain such post-effective amendment or such new registration statement effective under the Act for the period, not in excess of nine months, required to sell such Underwriters' Stock Warrants and Underwriters' Warrants and their underlying securities in compliance with the Act and Rules and Regulations promulgated thereunder, and the Company shall be required to provide the accounting necessary for the filing of any such post-effective amendment or such new registration statement, plus any amendments or supplements thereto. In addition to, and not in lieu of, the obligations of the Company hereinabove recited in this subsection, the Company hereby further covenants and agrees that if, the Company shall prepare and file a post-effective amendment to the Registration Statement or a new registration statement under the Act or notification pursuant to Regulation A under the Act either of which is to become effective at any time after the expiration of twelve months from the Effective Date with respect to the public offering of any equity or debt securities of the Company now or hereafter authorized, the Company will include in such post-effective amendment or new registration statement or such notification such number of the Underwriters' Stock Warrants and Underwriters' Warrants and their underlying securities as requested by the holders of the Underwriters' Stock Warrants and Underwriters' Warrants or securities issued thereunder, and neither you nor such holders shall be under no obligation to bear any of the expenses or professional fees and disbursements to be incurred by the Company in connection with the preparation and filing of such post-effective amendment, or new registration statement or such notification. With respect to any post-effective amendment, or new registration statement, or notification filed by the Company pursuant to this subsection, the selling securityholders offering any Underwriters' Stock Warrants, Underwriters' Warrants and their underlying securities thereunder shall be entitled to the benefits of indemnification by the Company in like manner and to the same extent as the Company indemnifies the Underwriters pursuant to Section 6(a) hereof.

             (xi) The Company will not, without the prior written consent of the Representative, for a period of six months after the effective date of the

Registration Statement, sell any securities of the Company or sell or grant options, warrants or rights with respect to any securities of the Company, or permit or cause a public offering of any securities of the Company except in accordance with the provisions of the Registration Statement.

             (xii) For a period of five years after the effective date of the Registration Statement, the Representative shall have the right to designate one person as an advisor to the Company's Board of Directors, who will receive compensation equal to that received by any other director as well as reimbursement of expenses for attending meetings, but who will have no power to vote as a director. Such person shall be indemnified by the Company against any claim arising out of his participation at meetings of the Board of Directors to the same extent as any director. During such five year period, the Company will hold at least four meetings per year of its Board of Directors. In the event the Company maintains a liability insurance policy with coverage for the acts of its officers and directors, the Company agrees, if possible, to include the Representative, First Cambridge Securities Corporation and their designee as insureds under the policy.

             (xiii) At the Closing, the Company shall enter into a consulting agreement ("Consulting Agreement") retaining the Representative and First Cambridge Securities Corporation as financial consultants to the Company for a two-year period commencing as of such closing, at a fee of $74,625 per year, the total amount of which shall be paid at the Closing. The Company and the Representative shall also enter into an agreement which will provide for a finder's fee, ranging from 7% of the first $1,000,000 down to 2-1/2% of the excess over $9,000,000 of the consideration involved in any transaction (including mergers and acquisitions) consummated by the Company in which the Representative introduced the other party to the Company during the five-year period commencing on the Closing Date.

             (xiv) The Company shall cooperate with the Underwriters in making available to their representatives such information as they may request in making an investigation of the Company and its affairs.

             (xv) Until such time as the securities of the Company are listed on the New York Stock Exchange or the American Stock Exchange (note including The Emerging Growth Company List) but in no event more than three years from the effective date, the Company shall retain Compliance Management Company or a similar company, to prepare a post registration blue sky market survey for the Representative for distribution to market makers. Such survey shall be provided to the Representative annually with the first survey delivered to it promptly after the completion of the public offering hereunder. The cost of the first year's survey will not exceed $4,000. In lieu of the foregoing, the Company may cause its legal counsel to provide the Representative with a survey to be updated at least annually.

             (xi) At all times, so long as any of the warrants referred to herein are outstanding, the Company will have reserved authorized but unissued shares of stock and underlying warrants, available for immediate issuance in amounts necessary for the exercise of all warrants then outstanding. The Company agrees to qualify its Shares for listing on the NASDAQ System Small-Cap Issues on the Effective Date and will take all necessary and appropriate action so that the Shares continue to be listed for trading in the NASDAQ System Small-Cap Issues for at least five years from the Effective Date provided the Company otherwise complies with the prevailing maintenance requirements of NASDAQ System Small-Cap. In addition, at such time as the Company qualifies for listing its securities on the National Market System of NASDAQ, the Company will take all steps necessary to have the Company's Shares thereof listed on the National Market System of NASDAQ in lieu of listing as Small-Cap Issues. The Company shall comply with all periodic reporting and proxy solicitation requirements imposed by the Commission pursuant to the 1934 Act, and shall promptly furnish you with copies of all material filed with the Commission pursuant to the 1934 Act or otherwise furnished to shareholders of the Company.

             (xii)  The Company will register its Common Stock pursuant to
Section 12(g) of the Securities Exchange Act of 1934, as amended, not later than the Effective Date.

             (xiii) The Company will pay the fees and expenses (but not transfer taxes, if any) of the Company's stock transfer agents, warrant agents, and registrars (if any), without charge to stockholders and warrantholders, for not less than five years after the effective date of the Registration Statement.

             (xix) The Representative shall receive a fee of 10% of the proceeds as and when received by the Company from time to time upon the exercise of any Warrants after one year from the Effective Date, provided that such fee shall be paid only in accordance with the rules of the NASD and any applicable securities laws and rules and regulations. The Representative will not be eligible to receive the aforementioned warrant exercise fee as a result of transactions of the following nature: (i) the exercise of Warrants when the market price of the Company's Common Stock is lower than the exercise price;
(ii) the exercise of Warrants held in any discretionary account; (iii) the exercise of Warrants where documents disclosing the compensation arrangements (e.g., the Prospectus) have not been provided to the warrantholder; (iv) the exercise of Warrants in unsolicited transactions; and (v) the exercise of any warrants during the one year period commencing on the Effective Date, and further provided that no broker shall be paid a fee unless such broker is designated in writing by the customer as the soliciting broker. In addition, it will be a condition to the receipt by the Representative of such fee that it shall not, in the ten days immediately preceding the solicitation of the exercise or the date of such exercise, have bid for or purchased the Common Stock of the Company (or any securities of the Company convertible into or exchangeable for such Common Stock, including the Warrants) or otherwise have engaged in any activity that would be prohibited by Rule 10b-6 under the Securities Exchange Act of 1934, as amended, by one participating in a distribution of the Company's securities whether as underwriter or otherwise. The Company will not solicit warrant exercises except through the Representative.

             (xx) Immediately following the closing, the Company shall exercise its best efforts to be listed in the appropriate Standard & Poor's manual in order to comply with the requirements of the so-called "standard manuals exemption" of various blue sky authorities.

         (b) Each of Selling Stockholders, severally and not jointly, covenants and agrees with each Underwriter that:

             (i) During the 180 days commencing on the date hereof, such Selling Stockholder will not, directly or indirectly, take any action designed to or which will constitute or which might reasonably be expected to cause or result in the stabilization of the price of the Shares to facilitate the sale or the resale of any of the Shares.

             (ii)   If, subsequent to the date hereof, such Selling
Stockholder shall believe or have any reasonable grounds to believe that the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or that any of the representations and warranties of the Company or such Selling Stockholder contained herein or in any certificate or document contemplated under this Agreement to be delivered to you are false, such Selling Stockholder will immediately notify you, as the Representative to such effect.

             (iii) Such Selling Stockholder will not, without your prior written consent, sell, contract to sell or otherwise dispose of any shares of Common Stock owned or held of record in its name, except the sale of Shares to the Underwriters pursuant to this Agreement, for a period of 180 days after the Effective Date.

             (iv) Such Selling Stockholder will furnish the certificates referred to in subsections (h) and (i) of Section 9 hereof.

             (v) Such Selling Stockholder will pay you, as Representative of the Underwriters, for your expenses incurred in connection with the offering, on a non-accountable basis, an amount equal to 3% of the public offering price of the Shares sold on behalf of such Selling Stockholder.

     5. Conditions of Underwriters' Obligations. The Underwriters' obligations to purchase and pay for the Securities, as provided herein, shall be subject to the accuracy, as of the date hereof and as of the Closing Date (as if made on the Closing Date), of the representations and warranties of the Company and the Selling Stockholders herein, to the accuracy of statements made in each certificate delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their obligations hereunder, and to the following additional conditions:

         (a) The Registration Statement shall have become effective not later than 5:00 P.M., New York City time, on the day following the date of this Agreement, unless a later time and date be agreed to by you; and no stop order suspending the effectiveness of the Registration Statement, or order preventing or suspending the use of any Preliminary Prospectus or of the Prospectus, shall have been issued and no proceedings for such purpose shall have been instituted or be pending or, to the knowledge of the Company or you, shall be contemplated by the Commission; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Underwriters' Counsel.

         (b) On the Closing Date the Underwriters shall have received an opinion of Lester Morse, P.C., counsel for the Company, dated the Closing Date, to the effect that:

             (i) The Company has full corporate power and authority to enter into this Agreement and this Agreement has been duly authorized, executed and delivered by the Company and duly executed and delivered by each Selling Stockholder or his or her duly authorized attorney-in-fact and constitutes a valid and binding obligation of the Company and each Selling Stockholder enforceable in accordance with its terms, subject to bankruptcy, insolvency or similar laws governing the rights or creditors generally and to the discretion of courts in granting equitable remedies, except insofar as rights to indemnity or contribution hereunder may be limited by Federal securities laws. The Power of Attorney Agreement has been duly authorized, executed and delivered by each Selling Stockholder and constitutes a valid, binding and legally enforceable obligation of each Selling Stockholder in accordance with its terms, subject to bankruptcy, insolvency or similar laws governing the rights of creditors generally and to the discretion of courts in granting equitable remedies and validly grants the power of attorney to __________________ and ________________ intended to be granted thereby.

             (ii) The Warrant Agreement, the Consulting Agreement and the Mergers and Acquisitions Agreement have been duly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms (except insofar as enforcement of the indemnification provisions thereof may be limited by applicable federal securities laws or principles of public policy and subject to bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors' rights generally and to general principles of equity). The Company has full corporate power and authority to enter into the Warrant Agreement and the Consulting Agreement and to sell, issue and deliver the Shares, Warrants, Underwriters' Stock Warrants, Underwriters' Warrants and the securities underlying all warrants;

             (iii) The Company has authorized and outstanding capital stock as set forth under "Capitalization" in the Prospectus; all of the Company's outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable; all of the Shares, Warrants, Underwriters' Stock Warrants and Underwriters' Warrants sold pursuant to this Agreement have been duly authorized, validly issued and delivered and are fully paid and nonassessable, and conform to the descriptions thereof in the Prospectus and such descriptions conform to the rights duly set forth in the Certificate of Incorporation of the Company, the Warrant Agreement, the Underwriters' Stock Warrants, the Underwriters' Warrants and this Agreement; the Warrants, the Underwriters' Stock Warrants, and the Underwriters' Warrants are, and the warrants underlying the Underwriters' Warrants will, when issued in accordance with the provisions of the Warrant Agreement, the Underwriters' Stock Warrants, the Underwriters' Warrants and this Agreement be, valid and legally binding obligations of the Company in accordance with their respective terms (subject to bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization and similar laws affecting creditors' rights generally and to general principles of equity); the securities underlying the Warrants and the Underwriters' Stock Warrants and the Underwriters' Warrants have been validly authorized and reserved for issuance, and any shares when issued in accordance with the terms of the Warrants or Underwriters' Stock Warrants, as the case may be, will be validly issued and will be fully paid and non-assessable; the holders of the Shares, Warrants and Underwriters' Stock Warrants, the Underwriters' Warrants, and the securities underlying the Warrants, the Underwriters' Stock Warrants, and the Underwriters' Warrants are not, and will not be, subject to any personal liability for liabilities of the Company by reason of being holders thereof; and none of such securities which have been issued, have been issued in violation of the preemptive rights or any other rights of any stockholder of the Company and no stockholder of the Company has any preemptive right to subscribe for or to purchase any of such Shares, Warrants, Underwriters' Stock Warrants, Underwriters' Warrants or securities underlying the Warrants, Underwriters' Stock Warrants and the Underwriters' Warrants;

             (iv) The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, has full corporate power and authority to conduct its business as presently conducted and as described in the Prospectus and to own its properties and is duly qualified to do business and is in good standing in each jurisdiction wherein the property owned or leased, or the conduct of business, by it makes such qualification necessary (except where failure to so qualify would not have a material adverse effect on the Company);

             (v) The Company is the surviving corporation resulting from the merger of Tellurian, Inc., a South Carolina corporation (the "Predecessor"), with and into the Company pursuant to a plan and agreement of merger dated _______________________, 1996, which became effective ________________________,
1996. Such merger was consummated in accordance with the provisions of the plan and agreement of merger, which has been duly authorized by the Company and the Predecessor and their respective shareholders and complies in all respects with applicable law;

             (vi) The Registration Statement has become effective under the Securities Act and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or is pending or contemplated by the Commission;

             (vii) The Registration Statement and the Prospectus, and any amendment or supplement thereto, comply as to form in all material respects with the requirements of the Securities Act and the Rules (except that such counsel need express no opinion as to the financial statements and schedules and financial data included therein or omitted therefrom);

             (viii) Such counsel has assisted in the preparation of the Registration Statement and the Prospectus and no fact has come to the attention of such counsel which leads such counsel to believe that, either as of the Effective Date or the date of the opinion, (A) either the Registration Statement or the Prospectus or any amendment or supplement thereto (except for the financial statements and schedules and financial data included therein or omitted therefrom, as to which such counsel need express no opinion) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) there is any material legal, governmental or administrative proceeding pending, threatened or contemplated to which the Company is or may become a party or to which any of its property is or may become subject, or any basis for any legal, governmental or administrative proceeding, required to be described in the Prospectus under the Act which is not described as required, or (C) there is any contract or document of a character required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit to the Registration Statement, under the Act which is not described or filed as required.

             (ix) The execution, delivery and performance of this Agreement by the Company and the Selling Stockholders and the Power of Attorney Agreement by the Selling Stockholders, and the consummation of the transactions contemplated therein do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, the Articles of Incorporation or By-Laws of the Company or any indenture, mortgage, deed of trust, note agreement or other agreement or instrument known to such counsel to which the Company or any Selling Stockholder is a party or by which they are bound or to which any of their property is subject, or any Federal, state or other statute, law, rule or regulation, or any judgment, order or decree of any court or governmental agency or body known to such counsel having jurisdiction over the Company or any Selling Stockholder or any of their property;

             (x) No consent, approval, authorization or order of, or declaration or filing with, any government, governmental instrumentality or court, is required for the valid consummation by the Company or the Selling Stockholders of the transactions contemplated by this Agreement, except such as may be required under the Securities Act or any state securities or "blue sky" laws in connection with the purchase, sale and distribution of the Shares; and

             (xi) To the best of such counsel's knowledge, the Company possesses all material permits, certificates of compliance, approvals, licenses, waivers, consents and other rights from governmental authorities which are requisite for the material conduct of its business as presently conducted and as described in the Prospectus (except such as in the aggregate would not materially affect the business or operations of the Company), for the consummation of the transactions contemplated in this Agreement and for the offering contemplated by the Prospectus, and each such permit, certificate of compliance, approval, license, waiver, consent and right is valid and in full force and effect.

             (xii) Such opinion shall be to such further effect with respect to other legal matters relating to this Agreement and the sale of the Shares hereunder as counsel for the Underwriters may reasonably request. In rendering the opinions set forth above, such counsel may rely upon certificates of the Selling Stockholders, officers of the Company and public officials as to matters of fact, and may rely as to all matters of law other than the laws of the United States or the corporate laws of the State of Delaware upon opinions of counsel satisfactory to you, in which case the opinion shall state that they have no reason to believe that you and they are not entitled to so rely. Additionally, in rendering such opinion, counsel shall not be required to opine upon the availability of equitable remedies, including but not limited to, the remedies of specific performance and injunctive relief.

         (c) At the time this Agreement is executed by the parties hereto and on the Closing Date (and on the Additional Closing Date, if any), the Underwriters shall have received from Miller Ellin & Co., Inc., a letter dated as of each such date, to the effect that:

             (i) They are independent accountants with respect to the Company within the meaning of the Act and the applicable published Rules and Regulations thereunder;

             (ii) In their opinion, the financial statements (including the schedules, if any) in the Registration Statement examined by such firm, comply as to form in all material respects with the applicable accounting requirements of the Act and the published Rules and Regulations thereunder with respect to registration statements on Form SB-2;

             (iii) On the basis of procedures (but not an examination in accordance with generally accepted auditing standards) consisting of reading the minutes of meetings of the stockholders and the Board of Directors of the Company since the date of the latest audited balance sheet as set forth in the minute books through a specified date not more than five business days prior to the date of the letter, reading the unaudited interim financial statements (if any), including the schedules (if any), of the Company included in the Registration Statement and making inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding the specific items for which representations are requested below, nothing has come to their attention as a result of the foregoing procedures that caused them to believe that (A) the unaudited financial statements (if any), including the schedules (if any), of the Company included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published Rules and Regulations thereunder; (B) said financial statements, including the schedules (if any), are not presented fairly, in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements;
(C) during the period from the date of the latest balance sheet covered by their report(s) included in the Registration Statement to a specific date not more than five business days prior to the date of the letter, there has been any change in the capital stock or long-term debt of the Company as compared with the amounts shown in the balance sheet included in the Registration Statement, except as set forth in or contemplated by the Registration Statement; or (D) for the period from the date of the last balance sheet contained in the Prospectus to a specified date not more than five days prior to the date of such letter, there has been any decrease, except as described in such letter and previously discussed with you, in consolidated gross revenues, net income, consolidated assets or total stockholders' equity as compared with the amounts shown on such balance sheet, except for such changes or decreases which the Registration Statement discloses have occurred or may occur; and

             (iv) In addition to the examination referred to in their report included in the Registration Statement and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which are specified by you, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting and financial records of the Company and its subsidiaries identified in such letter.

         (d) The Representative shall have received a certificate or certificates, dated the Closing Date and the Additional Closing Date, executed by at least two officers of the Company, including the Chairman of the Board or the President and the principal financial or accounting officer of the Company, to the effect that:

             (i) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or contemplated under the Act;

             (ii) Neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth;

             (iii) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transaction, not in the ordinary course of business, and there has not been any material change in the capital stock or funded debt of the Company, or any material adverse change in the condition (financial or other) or results of operations of the Company;

             (iv) There are no legal proceedings pending or threatened against the Company of a character affecting the validity of this Agreement or required to be disclosed in the Prospectus which are not disclosed therein; there are no transactions or contracts which are required to be summarized therein which are not so summarized; and there are no material contracts or documents required to be filed as exhibits to the Registration Statement which are not so filed;

             (v) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company has not sustained any material loss or damage to its properties, whether or not insured; and

             (vi) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the date of the letter; and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date of the letter.

         (e) The Selling Stockholders shall have performed all of the covenants contained herein and in any certificate or document contemplated under this Agreement to be delivered to you and required to be performed by the Selling Stockholders at or prior to the Closing Date, and you shall have received at the Closing Date a certificate of the Selling Stockholders, dated as of the Closing Date, to the effect that the representations and warranties of the Selling Stockholders contained in this Agreement and in each such certificate and document are true and correct in all respects on and as of the date of such certificate as if made on and as of such date, and each of the covenants and conditions required to be performed or complied with by the Selling Stockholders on or prior to the date of such certificate has been duly, timely and fully performed or complied with.

         (f) The Company and each of the Selling Stockholders shall have furnished to you such certificates, in addition to those specifically mentioned herein, as you may have reasonably required in a timely manner as to the accuracy and completeness, at the Closing Date, of any statement in the Registration Statement or the Prospectus; as to the accuracy, at the Closing Date, of the representations and warranties of the Company and the Selling Stockholders herein and in each certificate and document contemplated under this Agreement to be delivered to you; as to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and under each such certificate and document; or as to the fulfillment of the conditions concurrent and precedent to your obligations hereunder.

         (g) All corporate proceedings and related matters in connection with the organization of the Company and the qualification, authorization, issuance, sale and delivery of the Securities shall be satisfactory to Henry C. Malon, Esq., counsel for the Underwriters, and such counsel shall have been furnished with such papers and information as he may reasonably have requested in this connection.

         (h) Certain holders of outstanding securities of the Company shall have agreed not to sell or transfer their securities under Rule 144 under the Act or otherwise for certain periods of time following the Effective Date of the offering, as set forth in the Prospectus, without the prior written consent of the Representative.

         (i) All such opinions, letters, certificates and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory to the Underwriters and to their counsel.

         (j) If any condition to the Underwriters' obligations hereunder to be satisfied at or prior to the Closing Date is not so satisfied, the Underwriters may terminate this Agreement without liability on their part or on the part of the Company, except for the expenses to be paid or reimbursed by the Company pursuant to Section 4(a)(v) of this Agreement and except for any liability under Sections 6 and 7 of this Agreement.

      6. Indemnification. (a) The Company and each of the Selling Stockholders, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls each Underwriter within the meaning of the Act against any losses, claims, damages or liabilities, joint or several, to which it or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or in any blue sky application or other document executed by the Company or a Selling Stockholder specifically for that purpose or based upon written information furnished by the Company or a Selling Stockholder filed in any state or other jurisdiction in order to qualify any or all of the Securities under the securities laws thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse it and each such controlling person for any legal or other expenses reasonably incurred by it or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Selling Stockholders will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, such Preliminary Prospectus, the Prospectus or such amendment or supplement, or in such blue sky application or such other document, in reliance upon and in conformity with written information furnished to the Company by an Underwriter specifically for use in the preparation thereof; and provided, further, that the Company and the Selling Stockholders will not be liable under this indemnity agreement, insofar as it relates to any Preliminary Prospectus, to the extent that any such loss, claim, damage, liability or action results from the fact that an Underwriter sold Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sales, a copy of the Prospectus (or of the Prospectus as then amended or supplemented if the Company had previously furnished copies thereof to you). This indemnity agreement will be in addition to any liability which the Company and the Selling Stockholders may otherwise have. The obligations of each Selling Stockholder to indemnify the Underwriters and aforesaid controlling persons hereunder shall be limited to the product of the number of Shares sold by such Selling Stockholder and the initial public offering price set forth on the cover page of the Prospectus.

         (b) Each Underwriter will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, and each of the Selling Stockholders to the same extent as the foregoing indemnity from the Company and the Selling Stockholders to such Underwriter, against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer or controlling person or Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or in any blue sky application or other document executed by the Company specifically for that purpose filed in any state or other jurisdiction in order to qualify any or all of the Securities under the securities laws thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such Preliminary Prospectus, the Prospectus or such amendment or supplement, or in such blue sky application or such other document, in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for use in the preparation thereof; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person or any such

Selling Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which an Underwriter may otherwise have.

         (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this
Section 6, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this
Section 6. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall be liable for any settlement of any action effected without its written consent.

      7. Contribution. (a) In order to provide for just and equitable contribution under the Act in any case in which (i) an Underwriter (or any person who controls the Underwriter within the meaning of the Act) makes claim for indemnification pursuant to Paragraph 6(a) hereof but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that Paragraph 6(a) provides for indemnification in such case or (ii) contribution under the Act may be required on the part of an Underwriter or any such controlling person in circumstances for which indemnification is provided under Paragraph 6(b), then, and in each case, the Company, the Selling Stockholders and the Underwriters shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Underwriters are responsible for an aggregate of 10% (being the amount of the Underwriter's commission) and the Company and the Selling Stockholders are responsible for the remaining portion; provided, however, that, in any such case, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (b) Promptly after receipt by any party to this Agreement of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (the "contributing party"), notify the contributing party of the commencement thereof; but the omission so to notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution under the Act. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party of the commencement thereof, the contributing party will be entitled to participate therein with the notifying party and any other contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified.

      8. Substitution of Underwriters. (a) If one or more Underwriters shall default in its or their obligations to purchase and pay for the Securities hereunder and if the aggregate number of such Securities which all Underwriters so defaulting shall have agreed to purchase does not exceed 10% of the aggregate number of Securities to be purchased by the Underwriters, each non-defaulting Underwriter shall have the right and is obligated, severally, to purchase and pay for (in addition to the Securities set forth opposite its name in Schedule
A) that portion of the Securities agreed to be purchased by all such defaulting Underwriters which the Securities set forth opposite its name in Schedule A bears to the aggregate Securities so set forth opposite the names of all such non-defaulting Underwriters. In such event, you as Representative, for the accounts of the several non-defaulting Underwriters, shall take up and pay for all or any part of such additional Securities to be purchased by each such Underwriter under this Section 8(a), and may postpone the Closing Date to a time not exceeding three full business days after the Closing Date determined as provided in Section 3 hereof during which time the Company will prepare and file any amendments to the Registration Statement and take any other action which the Representative or its counsel shall deem necessary or appropriate to reflect such event; or

         (b) If one or more Underwriters default in its or their obligations to purchase and pay for Securities hereunder and if the aggregate number of such Securities which all Underwriters so defaulting shall have agreed to purchase shall exceed 10% of the aggregate number of Securities to be purchased by the Underwriters, or if one or more Underwriters for any reason permitted hereunder cancel its or their obligations to purchase and pay for Securities hereunder, the non-cancelling and non-defaulting Underwriters (hereinafter called the "remaining Underwriters") shall have the right to purchase such Securities in such proportion as may be agreed among them, at the Closing Date determined as provided in Section 3 hereof. If the remaining Underwriters do not purchase and pay for such Securities at such Closing Date, the Closing Date shall be postponed for twenty-four hours and the remaining Underwriters shall have the right to purchase such Securities or to substitute another person or persons, to purchase the same, or both, at such postponed Closing Date. If by such postponed Closing Date the remaining Underwriters have not exercised such right to purchase or obtained a substitute purchaser or purchasers, the Closing Date shall be postponed for a further twenty-four hours and the Company and the Selling Stockholders shall have the right to substitute another person or persons, satisfactory to the Representative, to purchase such Securities at such second postponed Closing Date. If the Company and the Selling Stockholders shall not have found such purchasers for such Securities by such second postponed Closing Date, then this Agreement shall automatically terminate and neither the Company, the Selling Stockholders nor the remaining Underwriters shall be under any obligation under this Agreement except that the Company shall remain liable for the full amount of expenses incurred as provided in Section 4(a)(v) and to the extent provided in Sections 6(a) and 7 hereof and the Underwriters shall remain liable to the extent provided in Sections 6(b) and 7 hereof. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default or obligate any Underwriter to purchase or find purchasers for any Securities in excess of those agreed to be purchased by such Underwriter under the terms of Sections 3 and 8(a) hereof.

      9. Representations and Indemnities to Survive Delivery. All representations and warranties of the Company contained herein and in the certificate or certificates delivered pursuant to Section 5(d) hereof, and the indemnity and contribution agreements contained in Sections 6 and 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person, or by or on behalf of the Company or any officer, director or controlling person, or of any termination of this Agreement, and shall survive delivery of and payment for the Shares.

     10. Effective Date of this Agreement and Termination Thereof. (a) This Agreement shall become effective at 9:00 A.M., New York City time, on the first full business day after the Registration Statement has become effective, or at such earlier time after the Registration Statement has become effective as you in your discretion shall first release the Securities for sale to the public. For the purposes of this Section 10, the Securities shall be deemed to have been released for sale to the public upon release by you of the publication of a newspaper advertisement relating to the Securities or upon release by you of telegrams or facsimile transmissions offering the Securities for sale, whichever shall first occur. You or the Company may prevent this Agreement from becoming effective without liability of any party to any other party, except as noted below, by giving the notice hereinafter specified at or before the time this

Agreement becomes effective; provided however, that the provisions of this Section, Section 4(a)(v), Section 6 and Section 7 shall at all times be effective.

         (b) You shall have the right to terminate this Agreement by giving the notice hereinafter specified at any time at or prior to the Closing Date if (i) the Company or the Selling Stockholders shall have failed, refused or been unable, at or prior to the Closing Date, to perform any agreement on their part to be performed hereunder, or because any other condition precedent to the Underwriters' obligations hereunder required to be fulfilled by the Company and the Selling Stockholders have not fulfilled, or if (ii) trading on the New York Stock Exchange shall have been generally suspended, or minimum or maximum prices for trading shall have been generally fixed, or maximum ranges for prices for securities shall have been generally required, on the New York Stock Exchange, by the New York Stock Exchange or by order of the Commission or any other governmental authority having jurisdiction, or if there has been a substantial adverse change in general market or economic conditions, or if a banking moratorium shall have been declared by Federal or New York authorities, or if an outbreak of hostilities or other national or international calamity of such nature as to disorganize the securities markets in the United States shall have occurred since the execution hereof.

     If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 10, you shall notify the Company and the Selling Stockholders promptly by telephone or telegram, confirmed by letter. If the Company elects to prevent this Agreement from becoming effective, the Company shall notify you promptly by telephone or telegram, confirmed by letter.

     11. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to the Underwriters shall be mailed, delivered or telegraphed and confirmed to you as Representative at 1 Battery Park Plaza, New York, New York 10004, or if sent to the Company, shall be mailed, delivered or telegraphed and confirmed to it at 15 Industrial Avenue, Upper Saddle River, New Jersey 07458 marked to the attention of the President.

     12. Parties. This Agreement shall inure to the benefit of and be binding upon you and the Company and the several Underwriters and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or corporation, other than the parties hereto and their respective successors and assigns, the Selling Stockholders and the selling securityholders referred to in Section 4(a)(x) hereof, and the controlling persons and the officers and directors referred to in Section 6 hereof, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns, and said selling securityholders and said controlling persons and said officers and directors, and for the benefit of no other person or corporation. No purchaser of any of the Securities from any Underwriter shall be construed a successor or assign by reason merely of such purchase.

     13. Information Furnished by Underwriters. The statements set forth in the last paragraph on the cover page, in the stabilization legend, under the caption "Underwriting" and the statements regarding counsel for the Underwriters under the caption "Legal Matters" in any Preliminary Prospectus and in the Prospectus and in blue sky reports of sales, if any, constitute the written information furnished by or on behalf of any Underwriter referred to in Sections 2(b), 6(a) and 6(b) hereof.

     14. Miscellaneous. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the Company and the Selling Stockholders shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriters made by you as the Representative. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, and the Company hereby consents and will submit to the jurisdiction of the courts of the State of New York and of any federal court sitting in the City of New York with respect to controversies arising under this Agreement.

     If the foregoing correctly sets forth the understanding between the Company and the several Underwriters, please so indicate on behalf of the Underwriters in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and each of the Underwriters.

                                          Very truly yours,

                                          TELLURIAN, INC.


                                           By: _________________________________
                                               Selling Stockholders


                                           By: _________________________________
                                                          , Attorney-in-fact for
                                               the Selling Stockholders

Accepted as of the date first above written:

J.W. BARCLAY & CO., INC.
   Acting on behalf of the several
   Underwriters named in Schedule A hereto.


By:_________________________________________

                                   SCHEDULE A

                                 TELLURIAN, INC.


                   Underwriting Agreement dated October   , 1996

     This Schedule sets forth the name and address of each Underwriter and the number of Shares to be purchased by each Underwriter from the Company and the Selling Stockholders.


                                                    Number of        Number of
  Name              Address                           Shares         Warrants
  ----              -------                         ----------    --------------

J.W. Barclay       1 Battery Park Plaza
 & Co., Inc.       New York, NY 10004







                                                     ---------        ---------
               Total.................................1,850,000        1,850,000
                                                     =========        =========

                                   SCHEDULE B

                              SELLING STOCKHOLDERS

                                                           Number of
            Name                                            Shares
            ----                                           ---------

       Dennis Giunta                                         200,000
       Joseph DeFalco                                        125,000
       Matthew Langdon                                       125,000
                                                             -------
                  Total                                      450,000
                                                             =======

                        1,850,000 Shares of Common Stock

                                       and

                    1,850,000 Common Stock Purchase Warrants

                                 TELLURIAN, INC.

                            SELECTED DEALER AGREEMENT

                                                       Dated:  October   , 1996

Dear Sirs:

     The Underwriters named in the prospectus mentioned below (the "Underwriters") have severally agreed, subject to the terms and conditions of the Underwriting Agreement (the "Underwriting Agreement"), to purchase from Tellurian, Inc. (the "Company") and certain Selling Stockholders, at the prices set forth on the cover of said prospectus, an aggregate of 1,850,000 shares of Common Stock (the "Shares") and 1,850,000 Common Stock Purchase Warrants (the "Warrants"). The Securities are more particularly described in the enclosed prospectus (the "Prospectus"), additional copies of which will be supplied in reasonable quantities upon request.

     Some or all of the Underwriters are severally offering a part of the Securities for sale to selected dealers (the "Selected Dealers"), among whom they are pleased to include you, at the public offering prices, less concessions in the amounts set forth in the Prospectus under "Underwriting". This offering is made subject to delivery of the Securities and their acceptance by the Underwriters, to the approval of all legal matters by counsel, and to the terms and conditions herein set forth and may be made on the basis of the reservation of Securities or an allotment against subscription.

     We have advised you by telegram of the method and terms of the offering. Acceptances should be sent to J.W. Barclay & Co., Inc., 1 Battery Park Plaza, New York, New York 10004. We reserve the right to reject any acceptances in whole or in part.

     Any of the Securities purchased by you hereunder are to be offered by you to the public at the public offering prices, except as herein otherwise provided and except that a reallowance from such public offering prices of not in excess of the amount set forth in the Prospectus under "Underwriting" may be allowed to dealers who are members in good standing of the National Association of Securities Dealers, Inc., or foreign banks, dealers or institutions not eligible for membership in said Association who represent to you that they will promptly reoffer such Securities to unrelated persons at the public offering prices and will abide by the conditions with respect to foreign banks, dealers and institutions set forth in the confirmation below.

     We, acting as Representative, and, with our consent, any Underwriter may buy Securities from, or sell Securities to, any Selected Dealer or any other Underwriter, and any Selected Dealer may buy Securities from, or sell Securities to, any other Selected Dealer or any Underwriter at the public offering prices less all or any part of the concessions.

     You agree to pay us on demand for the accounts of the several Underwriters an amount equal to the concessions on any Securities purchased by you hereunder which, prior to the termination of this Agreement, we may purchase or contract to purchase for the account of any Underwriter or which may be delivered against purchase contracts made prior to the termination of this Agreement.

     Securities purchased by you hereunder shall be paid for on such date as we shall determine, on one day's notice to you, by certified or official bank check payable in New York Clearing House funds to the order of J.W. Barclay & Co., Inc., 1 Battery Park Plaza, New York, New York 10004, or at such other place as instructed. Delivery to you of certificates for Securities will be made as soon as is practicable thereafter. Unless specifically authorized by us, payment by you may not be deferred until delivery of certificates to you.

     The Underwriters have been advised by the Company that a Registration Statement for the Securities, filed under the Securities Act of 1933, has become effective. You agree that in selling Securities purchased pursuant hereto (which agreement shall also be for the benefit of the Company) you will comply with the applicable requirements of the Securities Act of 1933 and of the Securities Exchange Act of 1934. No person is authorized by the Company or by the Underwriters to give any information or make any representations not contained in the Prospectus in connection with the sale of Securities. You are not authorized to act as agent for the Company and of the Selling Stockholders or any of the Underwriters in offering Securities to the public or otherwise. Nothing contained herein shall constitute the Selected Dealers partners with any of the Underwriters or with one another.

     Upon application to us, we will inform you as to the advice we have received from counsel concerning the jurisdictions in which Securities have been qualified for sale or are exempt under the respective securities or blue sky laws of such jurisdictions, but we have not assumed and will not assume any obligation or responsibility as to the right of any Selected Dealer to sell Securities in any such jurisdiction.

     As Representative, we shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the offering or arising thereunder. Neither we, acting as Representative, nor any of the Underwriters shall be under any obligation to you except for obligations expressly assumed by us in this Agreement.

     Each of the Underwriters has authorized us to overallot in arranging for sales of the Securities to the Selected Dealers and to purchase and sell Securities for long or short account and has also authorized us to stabilize or maintain the market prices of the Common Stock and the Warrants of the Company.

     You agree, upon our request, at any time or times prior to the termination of this Agreement, to report to us the number of Securities purchased by you pursuant to the provisions hereof which then remain unsold.

     Selected Dealers will be governed by the conditions herein set forth until this Agreement is terminated. This Agreement will terminate at the close of business on the 30th day after the date hereof but, in our discretion, may be extended by us for a further period not exceeding 30 days and in our discretion, whether or not extended, may be terminated at any earlier time. Notwithstanding the termination of this Agreement, you shall remain liable for your proportionate amount of any claim, demand or liability which may be asserted against you alone, against you together with other dealers purchasing Securities upon the terms hereof, or against us, based upon the claim that the Selected Dealers, or any of them, constitute an association, an unincorporated business or other entity.

     This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, and you consent and will submit to the jurisdiction of the courts of the State of New York and of any federal court sitting in the City of New York with respect to controversies arising under this Agreement.

     In the event that you agree to purchase Securities in accordance with the terms hereof, kindly confirm such agreement by completing and signing the form provided for that purpose on the enclosed duplicate hereof and returning it to us promptly, even though you may have previously advised us of your acceptance by telephone or telegraph.

     All communications from you should be addressed to J.W. Barclay & Co., Inc., 1 Battery Park Plaza, New York, New York 10004. Any notice from us to you shall be deemed to have been fully authorized by the Underwriters and to have been duly given if mailed or telegraphed to you at the address to which this letter is mailed.

                               Very truly yours,


                               J.W. BARCLAY & CO., INC.

                               As Representative of the several
                                Underwriters



                                By ________________________________

J.W. Barclay & Co., Inc.
 As Representative of the several Underwriters
1 Battery Park Plaza
New York, New York  10004

Dear Sirs:
     We hereby confirm our agreement to purchase ___________ Shares and _____________ Warrants of Tellurian, Inc. allotted to us subject to the terms and conditions of the foregoing agreement and your telegram to us referred to therein. We hereby acknowledge receipt of the Prospectus relating to the Securities, and we confirm that in purchasing Securities we have relied upon no statements whatsoever, written or oral, other than the statements in such Prospectus. We have made a record of our distribution of preliminary prospectuses and, when furnished with copies of any revised preliminary prospectus, we have promptly forwarded copies thereof to each person to whom we had theretofore distributed preliminary prospectuses. We hereby represent that we are a member in good standing of the National Association of Securities Dealers, Inc. and agree to comply with the Rules of Fair Practice of said Association, and in particular, Sections 8, 24, 25 and 36 of Article III thereof, or, if we are not such a member, we are a foreign bank, dealer or institution not eligible for membership in said Association and agree to make no sales within the United States, its territories or possessions or to persons who are citizens thereof or residents therein, and in making any sales to comply with said Association's Rules and Interpretations to the extent applicable to us.


                             .................................
                             Name of Selected Dealer


                              By .............................
                             (Authorized Signature)


                             .................................
                             (Print name and title)

                              Address:


                              .................................


                              .................................
Dated as of the date
first above written.